UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_______________

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 15, 2006

NEW WORLD BRANDS, INC.
(Exact name of registrant as specified in its charter)

        Delaware                    033-91432                      02-0401674
    (State or Other Jurisdiction                (Commission                      (I.R.S. Employer
                          of Incorporation)                     File Number)                     Identification No.)

340 West Fifth Avenue, Eugene, Oregon 97401
(Address of Principal Executive Office) (Zip Code)

(541) 868-2900
(Registrant’s telephone number, including area code)

2019 SW 20th Street, Suite 109, Ft. Lauderdale, FL 33315
(Former Name or Former Address, If Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

❒ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

❒ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

❒ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

❒ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introductory Note

On September 19, 2006, New World Brands, Inc. (the “Company”) filed a Current Report on Form 8-K (the “Current Report”) to report the acquisition of the assets and liabilities of Qualmax, Inc. The Company is filing this amendment to the Current Report to include the financial statements required under Item 9.01.

Item 9.01. Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired.

FINANCIAL STATEMENTS
OF
QUALMAX, INC.

TABLE OF CONTENTS

Fiscal Year Ended December 31, 2005

Report of Independent Registered Public Accounting Firm…………………….…………... 1

Consolidated Balance Sheet (Audited)……………………………….…………..………….....2

Consolidated Income and Related Earnings……………………………….…………..……….4

Consolidated Changes in Stockholders’ Equity (Audited)……………………..………….....5

Consolidated Statements of Cash Flows (Audited)…………………………………………...6

Notes to Consolidated Financial Statements …………………………………………………..8

Fiscal Year Ended December 31, 2004

Report of Independent Registered Public Accounting Firm…………………….………… .. 1

Consolidated Balance Sheet (Audited)……………………………………………..………......2

Consolidated Income and Related Earnings.........................……………………...…………....4

Consolidated Statements of Cash Flows (Audited)……………………………….………….. 5

Consolidated Schedule of Selling and Administrative Expenses..............................................7

Notes to Consolidated Financial Statements ………………………………………………… .8

(b)	Pro Forma Financial Information.

Introduction to Pro-Forma Financial Information........................................................................1
Unaudited combining Condensed Balance Sheet as of September 30, 2006...........................2
Unaudited combining Condensed Statement of Operations for the
  Nine Months Ended September 30, 2006.....................................................................................3
Notes to Unaudited Pro-Forma Condensed Combined Financial Information........................4

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                      NEW WORLD BRANDS, INC.

Date: November 27, 2006                       By: /s/ Ian T. Richardson
                                                   Name: Ian T. Richardson
                                   Title: Vice President & Chief Financial Officer

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Management and Stockholders
Qualmax, Inc. and Subsidiary
Eugene, Oregon

We have audited the accompanying consolidated balance sheet of Qualmax, Inc. and Subsidiary as of December 31, 2005 and the related consolidated statements of income, changes in stockholders’ equity and cash flows for the year then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the consolidated financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Qualmax, Inc. and Subsidiary as of December 31, 2005, and the consolidated results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

BERENFELD, SPRITZER, SHECHTER & SHEER

May 8, 2006

QUALMAX, INC. AND SUBSIDIARY
CONSOLIDATED BALANCE SHEET
DECEMBER 31, 2005

ASSETS

CURRENT ASSETS

Cash and cash equivalents	$1,989,473
Accounts receivable, net of allowance for doubtful accounts	1,556,759
Inventories	2,481,496
Prepaid expenses	250,305
Prepaid income taxes	37,980
Deferred tax asset	45,467
Other current assets	62,198

Total Current Assets		$6,423,678

PROPERTY AND EQUIPMENT,
Net of accumulated depreciation		4,828,319

OTHER ASSETS

Deposits and other assets		383,199

TOTAL ASSETS		$11,635,196

QUALMAX, INC. AND SUBSIDIARY

CONSOLIDATED BALANCE SHEET

DECEMBER 31, 2005

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES

Notes payable, current portion	$2,444,323
Capital lease obligations, current portion	31,733
Accounts payable	972,210
Accrued expenses	655,261
Customer deposits	83,337
Advances from shareholders	128,910

Total Current Liabilities		$4,315,774

LONG-TERM LIABILITIES:

Notes payable, net of current portion	1,000,000
Capital lease obligations, net of current portion	66,385
Deferred income taxes	141,281

Total Long-Term Liabilities		1,207,666

TOTAL LIABILITIES		5,523,440

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY

Common stock, no par value, 40,000,000 shares authorized,
19,041,305 shares issued and outstanding	5,047,108
Retained earnings	1,064,648

Total Stockholders' Equity		6,111,756

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY		$11,635,196

		2

QUALMAX, INC. AND SUBSIDIARY

CONSOLIDATED STATEMENT OF INCOME AND RETAIND EARNINGS

FOR THE YEAR ENDED DECEMBER 31, 2005

NetSales	$18,037,537

Cost of Sales	15,537,684

Gross Profit on Sales	2,499,853

Sales, General and Administrative Expenses	(2,286,127)

Income from Operations	213,726

Other Income (Expense):
Interest and other income	232,340
Interest expense	(123,831)

Total other income (expense)	108,509

Income Before Income taxes	322,235

Provision for Federal and State Income Taxes	(118,229)

Net Income	$204,006

Basic Earnings Per Share	$0.02

Diluted Earnings Per Share	$0.01

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING

Basic	11,709,535

Diluted	17,571,015

QUALMAX, INC. AND SUBSIDIARY

CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY

FOR THE YEAR ENDED DECEMBER 31, 2005

				TOTAL
	COMMON STOCK		RETAINED	STOCKHOLDERS'
	SHARES	AMOUNT	EARNINGS	EQUITY

BALANCES AT JANUARY 1, 2005,	7,560,001	$-	$860,642	$860,642

ISSUANCE OF COMMON STOCK
Exercise of stock options in exchange
for existing common stock shares	5,600,000	-	-	-
Exercise of stock option	140,000	16,335	-	16,335
Issuance of common stock for cash	140,000	105,000	-	105,000
Issuance of common stock in exchange
for equipment acquisition	560,000	250,000	-	250,000
Issuance of 500,000 shares of common stock
resulting from dilutive provisions from Bench
Group merger	500,000	-	-	-
Common stock exchange with original Bench
Group shareholders from Bench Group merger	1,200,000	-	-	-
Issuance of 145,579 shares of common stock
for cash	145,579	185,996	-	185,996
Issuance of 3,195,725 shares of common stock
in exchange for asset acquisition	3,195,725	4,500,000		4,500,000
Return of capital in settement of related party
receivables	-	(10,223)	-	(10,223)

Total Issuance of Common Stock	11,481,304	5,047,108	-	5,047,108

NET INCOME	-	-	204,006	204,005

BALANCES AT DECEMBER 31, 2005	19,041,305	$5,047,108	$1,064,648	$6,111,756

QUALMAX, INC. AND SUBSIDIARY

CONSOLIDATED STATEMENT OF CASH FLOWS

FOR THE YEAR ENDED DECEMBER 31, 2005

CASH FLOWS FROM OPERATING ACTIVITIES

Net income	$204,006
Adjustments to reconcile net income to net cash used in
operating activities:
Depreciation expense	182,097
Deferred income taxes	(11,588)
(Increase) decrease in:
- Accounts receivable	(1,114,127)
- Inventories	(1,131,040)
- Prepaid expenses	(202,688)
- Prepaid income taxes	(37,980)
- Other current assets	(39,099)
- Deposits and other assets	(358,199)
Increase (decrease) in:
- Accounts payable	348,374
- Accrued expenses	530,006
- Customer deposits	83,337
- Income taxes payable	(301,776)
- Other liabilities	(2,500)

NET CASH USED IN OPERATING ACTIVITIES		$(1,851,177)

CASH FLOWS FROM INVESTING ACTIVITIES

Acquisition of property and equipment	(385,004)

NET CASH USED IN INVESTING ACTIVITIES		(385,004)

CASH FLOWS FROM FINANCING ACTIVITIES

Proceeds from notes payable	3,444,323
Payments of principal on notes payable	(551,711)
Payments of principal on capital lease obligations	(5,298)
Net advances from shareholders	100,972
Sale of common stock	290,996
Exercise of stock options	16,335

NET CASH PROVIDED BY FINANCING ACTIVITIES		3,295,617

NET INCREASE IN CASH AND CASH EQUIVALENTS		1,059,434

CASH AND CASH EQUIVALENTS, JANUARY 1, 2005		930,037

CASH AND CASH EQUIVALENTS, DECEMBER 31, 2005		$1,989,473

QUALMAX, INC. AND SUBSIDIARY

CONSOLIDATED STATEMENT OF CASH FLOWS

FOR THE YEAR ENDED DECEMBER 31, 2005

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION

Cash paid during the year for:

- Income taxes	$469,573
- Interest	$123,831

Non-cash investing and financing activities

Acquisition of wholly owned subsidiary (Issuance of
3,195,725 shares of common stock)
- Inventories	$800,000
- Property and equipment	3,700,000
- Total purchase price	$4,500,000

Acquisition of property and equipment through capital lease obligations
- Fair value of property and equipment acquired and
capital lease obligations incurred	$103,416

Acquisition of property and equipment through issuance of common stock
- Fair value of property and equipment acquired	$250,000

Reclassification of related party transactions
- Advances from shareholders	$(10,223)

QUALMAX, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2005

NOTE 1 -    ORGANIZATION, CAPITALIZATION AND SUMMARY OF SIGNIFICANT
 ACCOUNTING POLICIES

Organization and Principles of Consolidation

Qualmax, Inc. (“the Company”) is a specialized information technology solutions provider focused on the deployment of best of breed voice over internet protocol (“VOIP”), virtual private networks, turnkey network design, wireless connectivity, equipment leasing, direct call traffic routing and custom billing applications.

The Company was incorporated in the State of Florida on February 22, 2001. In November 2003 the Company relocated to Oregon, where it recapitalized and reformed as an Oregon corporation. On January 1, 2004, the Company acquired all of the outstanding shares of iNode, Inc. and IP Gear, Inc. through a Sec. 368 Type B share exchange tax free reorganization. In addition, during 2004 the Company formed and was the sole member of Qualmax Professional Services LLC and Rent IT Telecom LLC. In 2005 all of these entities were merged into and reorganized as divisions of the Company. The financial position and results of operations of the divisions are included in the accompanying consolidated financial statements.

In 2005, the Company entered into a merger agreement and plan of share exchange with Bench Group, Inc., a Delaware Corporation, from which the Company emerged as the surviving entity (Note 2).

In December 2005, the Company acquired the assets of B.O.S. Better Online Systems Ltd. (“BOS”), an Israeli company, under an asset purchase agreement (Note 3). The assets acquired from BOS were contributed by the Company to IP Gear, Ltd., an Israeli company, which is a wholly owned subsidiary of Qualmax, Inc.

The financial statements include the accounts of Qualmax, Inc., and its wholly-owned subsidiary, IP Gear, Ltd. All inter-company accounts and transactions have been eliminated in consolidation.

Basis of Accounting and Revenue Recognition

The accompanying consolidated financial statements have been prepared using the accrual method of accounting.

Revenues are recognized as services are rendered or as products are delivered to customers. Amounts received from customers in advance are recorded as customer deposits and classified as other current liabilities.

QUALMAX, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

DECEMBER 31, 2005

NOTE 1 -    ORGANIZATION, CAPITALIZATION AND SUMMARY OF SIGNIFICANT
ACCOUNTING POLICIES (CONTINUED)

Use of Estimates

The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Accordingly, actual results could differ from those estimates.

Cash and Cash Equivalents

The Company considers all highly liquid investments in debt instruments purchased with original maturities of three months or less to be cash equivalents.

Accounts Receivable

The Company provides an allowance for uncollectible accounts based upon a periodic review and analysis of outstanding accounts receivable balances. Uncollectible receivables are charged to the allowance when deemed uncollectible. Recoveries of accounts previously written off are used to credit the allowance account in the periods in which the recoveries are made. The allowance for doubtful accounts as of December 31, 2005 was $100,000.

Inventories

Inventories are valued at the lower of cost or market, on a first-in, first-out basis. Market represents the lower of replacement cost or net realizable value on inventories as a whole. Inventories are comprised principally of high technology telephone switching equipment, which facilitates the transfer of electronic data through VOIP. Due to rapid technological advancements in the industry, inventories may, from time to time, be subject to impairment and obsolescence. The Company records an allowance for slow-moving and obsolete inventories based upon a periodic review and analysis of inventories on hand. As of December 31, 2005, the Company recorded an allowance for its slow-moving and obsolete inventories of $15,000.

Concentration of Credit Risk

From time to time, the Company has cash in financial institutions in excess of federally insured limits. However, the Company has not experienced any losses in such accounts and believes it is not exposed to any significant credit risk on its cash balances. Cash

QUALMAX, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

DECEMBER 31, 2005

NOTE 1 -   ORGANIZATION, CAPITALIZATION AND SUMMARY OF SIGNIFICANT
ACCOUNTING POLICIES (CONTINUED)

Concentration of Credit Risk (Continued)

exceeding federally insured limits amounted to approximately $778,000 as of December 31, 2005.

Business Concentrations

The Company has three major suppliers that represent respectively, approximately $3,600,000, or 23% of purchases, $2.300,000, or 15% of purchases, and $1,600,000, or 10% of purchases, during the year ended December 31, 2005.

Impairment of Long-Lived Assets and Long-Lived Assets Subject to Disposal

In accordance with Statement of Financial Accounting Standards (“SFAS”) No. 144, the Company reviews its long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future undiscounted cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds its fair value. Assets subject to disposal are reported at the lower of the carrying amount or fair value less costs to sell. There were no asset impairments during the year ended December 31, 2005.

Property and Equipment

Property and equipment are recorded at cost. For financial statement purposes, depreciation of software, furniture and equipment is computed using the straight-line method over their estimated useful lives of the assets while leasehold improvements are amortized over the shorter of their estimated useful lives or the terms of their respective leases. Expenditures for replacements, maintenance and repairs that do not extend the lives of the assets are charged to operations as the expenses are incurred. When assets are retired, sold or otherwise disposed of, their costs and related accumulated depreciation are removed from the accounts and resulting gains or losses are reflected in the year of disposal.

Stock Option Plan

The Company applies the intrinsic value-based method of accounting prescribed by Accounting Principles Board (“APB”) Opinion No. 25, “Accounting For Stock Issued to Employees”, and related interpretations, in accounting for its fixed plan stock options. As

QUALMAX, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

DECEMBER 31, 2005

NOTE 1 -   ORGANIZATION, CAPITALIZATION AND SUMMARY OF SIGNIFICANT
ACCOUNTING POLICIES (CONTINUED)

Stock Option Plan (Continued)

such, compensation expense would be recorded on the date of grant only if the current market price of the underlying stock exceeded the exercise price. SFAS No. 123(R), “Accounting for Stock-Based Compensation”, established accounting and disclosure requirements using a fair value-based method of accounting for stock-based employee compensation plans. As allowed by SFAS No. 123(R), the Company has elected to continue to apply the intrinsic value-based method of accounting described above, and has adopted the pro-forma disclosure requirements of that statement.

The per-share weighted-average fair value of stock options granted during 2005 was $0.17 on the grant date, using an option-pricing model with the following assumptions:

Expected dividend yield	0%
Weighted cost of capital (discount rate)	30.37%
Expected life of options	5 years

The Company was unable to use the Black Scholes option pricing model, as an historical volatility rate was not determinable due to the short trading history and the lack of liquidity of the Company’s common stock.

Had the Company determined compensation cost based on fair value at the grant date for stock options under SFAS No. 123(R), the Company’s net income would have been the pro forma amount below:

Net income, as reported	$204,006
Deduct total stock-based employee compensation
expense determined under fair-value based
method for all rewards, net of tax	173,042
Pro forma net income	$30,964

Basic earnings per share, as reported	$0.02
Basic earnings per share, pro forma	$0.00
Diluted earnings per share, as reported	$0.01
Diluted earnings per share, pro forma	$0.00

QUALMAX, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

DECEMBER 31, 2005

NOTE 1 -   ORGANIZATION, CAPITALIZATION AND SUMMARY OF SIGNIFICANT
ACCOUNTING POLICIES (CONTINUED)

Fair Value of Financial Instruments

The Company’s financial instruments consist primarily of cash, certificates of deposit, accounts receivable, accounts payable, accrued liabilities and notes payable. The carrying amounts of such financial instruments approximate their respective estimated fair values due to the short-term maturities and approximate market interest rates of these instruments. The estimated fair value is not necessarily indicative of the amounts the Company would realize in a current market exchange or from future earnings or cash flows.

Earnings per Share

The Company computes earnings per share in accordance with the provisions of SFAS No. 128, “Earnings Per Share”, which establishes standards for computing and presenting basic and diluted income per share. Basic earnings per share is computed by dividing net income by the weighted average number of shares outstanding during the period. Diluted earnings per share is computing assuming the exercise of stock options under the treasury stock method and the related income tax effects, if not antidilutive. For loss periods, common stock equivalents are excluded from the calculation, as their effect would be antidilutive. See Note 7 of the notes to consolidated financial statements for the computation of basic and diluted number of shares.

Compensated Absences

Compensated absences for sick pay and personal time have not been accrued since they cannot be reasonably estimated. The Company’s policy is to recognize these costs when they are actually paid. Management believes the effect of this policy is not material to the accompanying consolidated financial statements.

Income Taxes

The Company accounts for income taxes using SFAS No.109 “Accounting for Income Taxes”, which requires recognition of deferred tax assets and liabilities for expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred tax assets and liabilities are determined based on the difference between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. The Company’s subsidiary files an individual income tax return in its home country. U.S. income taxes are not provided on undistributed earnings, which are expected to be permanently reinvested by the foreign subsidiary, unless the

QUALMAX, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

DECEMBER 31, 2005

NOTE 1 -   ORGANIZATION, CAPITALIZATION AND SUMMARY OF SIGNIFICANT
ACCOUNTING POLICIES (CONTINUED)

Income Taxes (Continued)

earnings can be repatriated in a tax-free or cash-flow neutral manner.

Advertising Costs

The Company expenses advertising and promotional costs as incurred, except for costs associated with items such as brochures and collateral material, and prepaid transactions, which are charged to operations as consumed. Advertising expenses during the year ended December 31, 2005 amounted to approximately $88,000.

Leases

In accordance with SFAS No. 13, the Company performs a review of newly acquired leases to determine as whether a lease should be treated either as a capital or operating lease. Capital leased assets are capitalized and depreciated over the term of the initial lease. A liability equal to the present value of the aggregated lease payments is recorded utilizing the stated lease interest rate. If an interest rate is not stated, the Company will determine an estimated cost of capital to be utilized to calculate the present value.

Recent Accounting Pronouncements

In November 2004, the Financial Accounting Standards Board (“FASB”) issued SFAS No. 151, “Inventory Pricing”, which amends the guidance in ARB No. 43, Chapter 4, “Inventory Pricing”, to clarify the accounting for abnormal amounts of idle facility expense, freight, handling costs, and wasted material (spoilage). Paragraph 5 of ARB no. 43, Chapter 4, previously stated that “… under some circumstances, items such as idle facility expense, excessive spoilage, double freight, and rehandling costs may be so abnormal as to require treatment as current period charges…”. This Statement requires that those items be recognized as current-period charges regardless of whether they meet the criterion of “so abnormal”. In addition, this Statement requires that allocation of fixed production overhead to the costs of conversion be based on the normal capacity of the production facilities. The effective date for this standard is for fiscal years beginning after June 15, 2005. The adoption of SFAS No. 151 is not expected to have a significant impact on the Company’s consolidated financial statements.

In December 2004, the FASB issued SFAS No. 123(R), “Share-Based Payment”. The Statement is a revision of SFAS No. 123 and supersedes APB No. 25. SFAS No. 123(R) eliminates the use of the intrinsic value method of accounting, and requires companies to recognize the cost of employee services received in exchange for awards of equity instruments based on the grant-date fair value of those awards. On April 14, 2005, the

QUALMAX, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

DECEMBER 31, 2005

NOTE 1 -  ORGANIZATION, CAPITALIZATION AND SUMMARY OF SIGNIFICANT
ACCOUNTING POLICIES (CONTINUED)

Recent Accounting Pronouncements (Continued)

Securities and Exchange Commission adopted a new rule that amends the compliance date, and the Company is required to adopt SFAS No. 123(R) effective January 1, 2006. The Statement permits companies to adopt its requirements using either a “modified prospective” method or a “modified retrospective” method. Under the “modified prospective” method, compensation cost is recognized in the financial statements beginning with the effective date, based on the requirements of SFAS No. 123(R) for all share-based payments granted after that date, and based on the requirements of SFAS No. 123 for all unvested awards granted prior to the effective date of SFAS No. 123(R). Under the “modified retrospective” method, the requirements are the same as under the “modified prospective” method, except that entities also are allowed to restate financial statements of previous periods based on pro forma disclosures made in accordance with SFAS No. 123. The Company anticipates that it will utilize the “modified retrospective” method of accounting in the adoption of this standard.

In December 2004, the FASB issued SFAS No. 153, “Exchanges of Nonmonetary Assets - an Amendment of APB No. 29”. The amendments made by SFAS No. 153 are based on the principle that exchanges of nonmonetary assets should be measured based on the fair value of the assets exchanged. Further, the amendments eliminate the narrow exception for nonmonetary exchange of similar productive assets and replace it with a broader exception for exchanges of nonmonetary assets that do not have “commercial substance”. This standard is effective for nonmonetary asset exchanges occurring after July 1, 2005. The adoption of this standard did not have an impact on the Company’s consolidated financial statements.

In March 2005, the FASB issued FASB Interpretation No. 47, “Accounting for Conditional Asset Retirement Obligations” (“FIN 47”), an interpretation of SFAS No. 143, “Asset Retirement Obligations”. FIN 47 clarifies that the “conditional asset retirement obligation” as used in SFAS No. 143 includes a legal obligation associated with the retirement of a tangible long-lived asset in which the timing and/or method of settlement is conditional on a future event that may or may not be within the control of the entity. An entity is required to recognize a liability for the fair value of a conditional asset retirement obligation if the fair value of the liability can be reasonably estimated, even if conditional on a future event. The adoption of this standard did not have an impact on the Company’s consolidated financial statements.

In September 2005, the FASB issued SFAS No. 154, “Changes and Error Corrections - a replacement of APB Opinion No. 20 and FASB Statement No. 3”. This Statement replaces APB Opinion No. 20, “Accounting Changes”, and FASB Statement No. 3, “Reporting Accounting Changes in Interim Financial Statements”, and changes the

QUALMAX, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

DECEMBER 31, 2005

NOTE 1 -   ORGANIZATION, CAPITALIZATION AND SUMMARY OF SIGNIFICANT
ACCOUNTING POLICIES (CONTINUED)

Recent Accounting Pronouncements (Continued)

requirements for the accounting for and reporting of a change in accounting principle. This Statement applies to all voluntary changes in accounting principle. It also applies to changes required by an accounting pronouncement in the unusual instance that the pronouncement does not include specific transition provisions. When a pronouncement includes specific transition provisions, those provisions should be followed. This Statement defines retrospective application as the application of a different accounting principle to prior accounting periods as if that principle had always been used or as the adjustment of previously issued financial statements to reflect a change in the reporting entity. This Statement also redefines restatement as the revising of previously issued financial statements to reflect the correction of an error. This Statement requires that retrospective application of a change in accounting principle be limited to the direct effects of the change. Indirect effects of a change in accounting principle, such as a change in nondiscretionary profit-sharing payments resulting from an accounting change, should be recognized in the period of the accounting change. This Statement also requires that a change in depreciation, amortization, or depletion method for long-lived, nonfinancial assets be accounted for as a change in accounting estimate affected by a change in accounting principle. The effective date for this standard is for fiscal years beginning after December 15, 2005. The adoption of this standard is not expected to have a significant impact on the Company’s consolidated financial statements.

NOTE 2 -    MERGER AND SHARE EXCHANGE AGREEMENT WITH BENCH GROUP, INC.

On June 24, 2005, the Company entered into an agreement and plan of share exchange with Bench Group, Inc. (“Bench”), a Delaware corporation. Bench was a non-operating publicly traded company, in existence since 1983.

Under the agreement, Bench acquired all of the Company stock from the Company stockholders (“the original Qualmax stockholders”) in exchange for 14,000,000 newly issued shares (“Bench Exchange Shares”) of Bench’s Common Stock, $0.001 par value per share (“the Share Exchange”). The Bench Exchange shares were issued to the original Qualmax stockholders on a pro rata basis, in proportion to the ratio that the number of shares of Company stock held by each original Qualmax stockholder bears to the number of shares of Company stock held by all original Qualmax stockholders as of the closing date.

At the closing, the Company became a wholly-owned subsidiary of Bench. Immediately following the closing, Bench filed an Agreement and Plan of Merger whereby the Company merged with and into Bench, with Bench as the surviving entity (“the Upstream Merger”). Although Bench was the surviving corporation in the Upstream Merger, the Share

QUALMAX, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

DECEMBER 31, 2005

NOTE 2 -       MERGER AND SHARE EXCHANGE AGREEMENT WITH BENCH GROUP, INC.
(CONTINUED)

Exchange and Upstream Merger were accounted for as a “reverse acquisition” for accounting and financial reporting purposes, wherein the Company was deemed the surviving entity for such purposes. The Bench Exchange shares are now known as “new Qualmax stock”.

The Share Exchange and the Upstream Merger qualified as a reorganization and tax-free exchange under Section 368(a) of the Internal Revenue Code of 1986, as amended.

The original stockholders of Bench retained their ownership interests in the surviving entity, and received an equivalent number of shares of new Company common stock as a result of the Stock Exchange and the Upstream Merger.

The share exchange agreement contained a dilutive provision whereby additional shares of new Qualmax stock were issued to prevent the dilutive effect of stock transactions that took place between the date of thee agreement and final closing (‘the delay stock transactions”). There was a significant delay between the agreement date and the final closing, so an addendum to the share exchange agreement was established and agreed to upon which an additional 991,673 shares of new Qualmax stock was issued to the original Qualmax stockholders to prevent the dilutive effect of the delay stock transactions. The 991,673 shares were allocated to the original Qualmax stockholders based on the proportion of their original pre-merger stockholdings to total Qualmax shares outstanding prior to the merger agreement date.

NOTE 3 -    ASSET PURCHASE AGREEMENT, CAPITALIZATION OF WHOLLY-OWNED
             SUBSIDIARY, AND ROYALTY PAYMENT AGREEMENT

On October 26, 2005, the Company entered into an asset purchase agreement with BOScom Ltd. and B.O.S. Better Online Solutions Ltd. (“B.O.S.”) (collectively “the Seller”), two Israeli companies engaged in the business of corporate communication solutions. The agreement was subject to two amendments, the last of which was signed on December 31, 2005, the closing date.

The Company acquired certain assets of the Seller and, in consideration for the asset purchase, issued to the Seller 3,195,725 shares of Company post-merger common stock (‘the common stock consideration”). The purchased assets were used to capitalize IP Gear, Ltd., an Israeli company and wholly-owned subsidiary of the Company. The Company and the Seller agreed that the value of the common stock consideration was approximately $4,500,000, which was the market value of the shares at the closing date.

QUALMAX, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

DECEMBER 31, 2005

NOTE 3 -   ASSET PURCHASE AGREEMENT, CAPITALIZATION OF WHOLLY-OWNED
SUBSIDIARY, AND ROYALTY PAYMENT AGREEMENT (CONTINUED)

The acquisition was recorded using the purchase method of accounting. The purchase price allocation was based on a report issued by an independent appraisal firm as to fair value. The purchase price has been recorded pursuant to the terms of the asset purchase agreement and appropriately allocated to the assets acquired, as follows:

Software	$3,600,000
Inventories	800,000
Equipment	100,000

Total	$4,500,000

The agreement called for additional common stock consideration wherein if, during the full 4 consecutive quarters following the closing date (“the earn out period”), the Company earned gross sales related to the B.O.S. business equal to, in aggregate, $6,000,000 or more (“the triggering event”), then the Company will transfer an additional 1,065,242 shares of Company common stock to the Seller. In the event that B.O.S. business revenues during the earn out period amount to less than $6,000,000 but greater than $4,000,000, then for every $100,000 or portion thereof that business revenues exceed $4,000,000, the Company will issue 53,262 shares of common stock to the Seller.

In addition to the common stock consideration, the Company also agreed to pay the Seller a royalty initially equal to 4% of the sales generated by the B.O.S. business and any other VoIP manufacturing business conducted by the Company at the relevant time (collectively the “royalty based business”), commencing upon the closing, up to a total amount of $800,000 (“royalty consideration”), payable to the Seller within 45 days of the end of each fiscal quarter in which earned. If the aggregate gross sales received by the buyer on the royalty base business for the period ending on the 3rd anniversary of the closing date is less than $20 million, then a modified royalty rate is due to the Seller, equal to the quotient of $800,000 divided by the aggregate gross sales received by the Company on sales generated by the royalty base business for the period ending on the 3rd anniversary of the closing date, and the Company must pay the Seller any difference between the royalty consideration actually paid and the amount earned using the modified royalty rate. The Company may in its discretion offer Seller the option to receive all or part of the royalty consideration in common stock of the Company in lieu of cash royalty payments.

QUALMAX, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

DECEMBER 31, 2005

NOTE 4 -    PROPERTY AND EQUIPMENT

The Company's property and equipment as of December 31, 2005 consisted of the following:

		Estimated
		Useful Lives
		(In Years)

Operating equipment	$904,387	5
Rental equipment	243,516	5
Leasehold improvements	135,570	15
Computer software	3,757,120	3-15
Furniture and fixtures	24,514	5 - 7
Other	4,100	5

Total Property and Equipment	5,069,207

Less: Accumulated Depreciation	(240,888)

Net Property and Equipment	$4,828,319

Depreciation expense amounted to $182,097 for the year ended December 31, 2005.

NOTE 5 -    NOTES PAYABLE

The Company has obtained a line of credit with Bank of America, N.A. (“the Bank”). The maximum amount that could be borrowed under the line of credit is $2,500,000 until May 15, 2006 and $2,000,000 from May 16, 2006 to July 15, 2006. Monthly payments of interest only at the rate of 3.5% above the London Interbank Offering Rate (“LIBOR”) are due until May 15, 2006. On May 15, 2006 the outstanding principal balance must be reduced to no more than $2,000,000. On July 15, 2006 the remaining outstanding principal balance and any unpaid accrued interest thereon become due in full. The LIBOR rate as of December 31, 2005 was approximately 4.39%. The line of credit is secured by the assets of the Company, a $500,000 certificate of deposit currently held by the Company at the Bank, and the personal guarantee of one of the Company’s stockholders. As of December 31, 2005, the outstanding principal balance on the line of credit was $2,444,323.

As a condition of the line of credit, the Bank has required the Company to maintain current assets to current liabilities ratio of at least 1.3 to 1 and a total liabilities to tangible net worth ratio that is not to exceed 2.5 to 1. For the year ended December 31, 2005, the

QUALMAX, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

DECEMBER 31, 2005

NOTE 5 -    NOTES PAYABLE (CONTINUED)

Company was in compliance with these ratios.

As a condition of the closing of the asset purchase agreement (Note 3), B.O.S Better Online Systems Ltd (the Lender) agreed to lend to the Company a total of $1,000,000 on December 31, 2005. The note payable bears interest at the Wall St. Journal prime rate plus 2.5%, but not more than 12%. The loan proceeds will be used for the financing of the operations of the IP Gear business. Interest in payable monthly, in arrears, commencing on January 1, 2006, and on the first day of each successive month until the final repayment date. The Company will make 18 monthly principal payments of $55,556 plus interest beginning on July 1, 2007 until the final repayment date of December 1, 2008. On May 15, 2006, the Company issued 244,755 shares of common stock to the Lender, valued at $350,000, as partial repayment of the note payable (Note 14).

Total maturities of notes payable as of December 31, are as follows:

2006	$2,444,323
2007	333,336
2008	666,664

Total	3,444,323
Less: current portion of notes payable	(2,444,323)
Long-term portion of notes payable	$1,000,000

NOTE 6-   CAPITAL LEASE OBLIGATIONS

The Company leases equipment pursuant to two capital lease agreements. In conjunction therewith, the Company has capitalized the cost of the equipment in the amount of $103,417, which is the present value of the lease payments. Amortization of leased equipment was approximately $21,000, and was included in depreciation expense in the accompanying financial statements. Interest expense on the capital lease obligations amounted to approximately $2,750 for the year ended December 31, 2005.

QUALMAX, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

DECEMBER 31, 2005

NOTE 6 -    CAPITAL LEASE OBLIGATIONS (CONTINUED)

Future minimum lease payments required under the capital leases as of December 31, 2005 were as follows

2006	$39,875
2007	39,875
2008	32,860

Total	112,610

Less: Amounts representing interest	(14,492)

Present value of net minimum lease payments	98,118

Capital lease obligations, current portion	31,733

Capital lease obligations, net of current portion	$66,385

NOTE 7 -    COMMON STOCK

The following table sets forth the computation of basic and diluted share data:

Weighted average number of shares
outstanding - basic	11,709,535
Effect of dilutive securities:
Options and warrants	5,861,480
Weighted average number of shares
outstanding - diluted	17,571,015

Options and warrants not included above
(anti-dilutive)	107,403

QUALMAX, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

DECEMBER 31, 2005

NOTE 8 -    STOCK OPTION PLAN

The Company adopted a stock option plan for its officers and employees in 2004. The plan was restated and amended in January, 2005. Issued options generally have a ten year schedule of termination, and generally have a five year vesting period. A total of 14,000,000 shares of Company common stock may be granted at no less than the fair market value on the date of grant.

All stock options granted pursuant to the Plan not already exercisable, vest and become fully exercisable (1) up to ninety days from the date of death of the optionee, and (2) up to ten days after the date of termination of the optionee from employment by the Company with or without cause. At December 31, 2005, 857,330 options were exercisable.

Stock option activity for the year was as follows:

		Weighted Average
	Options	Exercise Price
Balance at December 31, 2004	-
Granted	12,503,316	$0.23
Exercised	(6,115,645)	$0.11
Expired	-

Balance at December 31, 2005	6,387,671	$0.23

NOTE 9 -    COMMON STOCK WARRANTS

In further consideration for advancing the loan amount described in Note 5, B.O.S. Better Online Systems Ltd. (“the Lender”) was granted a warrant to purchase 107,143 shares of Company stock for an exercise price of $2.80 per share, for an aggregate purchase price of $300,000. The expiration date of the warrant is December 31, 2010.

QUALMAX, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

DECEMBER 31, 2005

NOTE 10 -    INCOME TAXES

Income tax consisted of the following for the year ended December 31, 2005:

Federal:
Current	$107,423
Deferred	(9,676)
State:
Current	22,394
Deferred	(1,912)
Total	$118,229

The effective tax rate varies from the federal statutory maximum rate for the period ended December 31, 2005 principally due to the following:

Federal tax rate	34%
State tax rate, net of federal	3%
tax benefit
Effective tax rate	37%

Significant portions of the deferred tax assets and liabilities results from the tax effects of temporary differences, as follows:

Deferred tax assets:
Allowance method for bad debts	$23,628
Depreciation	15,839
Inventory obsolescence reserve	6,000
Total	$45,467

Deferred tax liabilities:
Depreciation	$141,281

QUALMAX, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

DECEMBER 31, 2005

NOTE 11 -     RELATED PARTY TRANSACTIONS

Advances from Shareholders

The Company received and advanced funds to and from its shareholders, resulting in a net amount payable of $128,910 as of December 31, 2005. The advances, which are non-interest bearing and unsecured, are payable on demand.

Management Agreement

The Company has entered into an agreement with a related party to provide management and financial services. Management fees paid to this related party amounted to $95,017 for the year ended December 31, 2005.

NOTE 12 -     COMMITMENTS AND CONTINGENCIES

Operating Leases

The Company has entered into two operating leases for its administration, sales and operating facilities. Under the terms of the first lease, which is personally guaranteed by one of the Company’s stockholders, the Company is obligated to pay monthly rents of $992 through December 2008, after which the monthly will rents increase between 2009 through the end of the lease term in December 2018. Under the terms of the second lease, the Company is obligated to pay monthly rents of $2,750 through January 2007, after which the monthly rents will increase $600 annually beginning in February 2007 through the end of the lease term in January 2012.

The Company has also entered into an operating lease for transportation equipment. Under the terms of the lease, monthly payments of $738 are due through November 2009.

The future minimum annual rental payments due on the Company’s operating leases as of December 31, 2005 are as follows:

Year ending December 31:
2006	$53,755
2007	54,355
2008	54,271
2009	54,134
2010	46,620

Total	$263,135

QUALMAX, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

DECEMBER 31, 2005

NOTE 12 - COMMITMENTS AND CONTINGENCIES (CONTINUED)

Litigation

The Company was named as a defendant in certain litigation filed in France against B.O.S. Better Online Systems Ltd. (“BOS”) by a former distributor of BOS. Pursuant to the asset purchase agreement between the Company and BOS (Note 3), BOS had agreed to indemnify, hold harmless, and defend the Company from liability, without limitation, arising from the claims raised in the French litigation, and to provide legal representation for the Company at BOS’s expense. The litigation is in its earliest stages, and no preliminary hearing has yet occurred. Management believes this litigation poses little or no financial risk to the Company.

NOTE 13 -     REGULATORY MATTERS

The telecommunications industry is subject to federal, state and local regulation. Any changes in the regulations or enforcement could impact the Company's ability to continue its current operations.

NOTE 14 -     SUBSEQUENT EVENTS AND OTHER MATTERS

Common Stock Warrants

On January 30, 2006, the Company issued two warrants to an unrelated company to purchase 349,650 and 699,300 shares of common stock, respectively, for an exercise price of $1.43 per share, for aggregate exercise prices of $500,000 and $1,000,000, respectively. The first warrant was exercised by the holder on March 15, 2006. The second warrant is exercisable by the holder at any time on or prior to December 15, 2006.

On January 1, 2006, the Company issued 157,343 shares of common stock to an unrelated company as a finder’s fee for the BOS acquisition. The value of the stock issuance based on the trading price of the company common stock on the date of the transaction was approximately $300,000.

On March 13, 2006, the Company issued a warrant to an unrelated company to purchase 7,279 shares of common stock for an exercise price of $.01 per share, for an aggregate purchase price of $73. The warrant expires on March 13, 2009.

QUALMAX, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

DECEMBER 31, 2005

NOTE 14 - SUBSEQUENT EVENTS AND OTHER MATTERS (CONTINUED)

Agreement of Co-operation with Siemens S.A.

In May 2006, the Company entered into an agreement of co-operation with Siemens S.A., wherein the parties agreed to provide for the development and marketing of supplies and services to telecommunications customers in the Andina Region of the country of Colombia. Specifically, the parties will seek opportunities to develop and market a Hosted Prepaid and Collection Services platform in Colombia.

Asset Purchase Agreement with the CLP Group, LLC

On April 10, 2006, the Company entered into a tentative agreement to acquire the assets of the CLP Group, LLC (“the Seller”), a New York limited liability company. The Company has acquired certain assets of the Seller and is currently negotiating the consideration for the asset purchase, which is a proposed issuance to the Seller of 150,000 shares of Company common stock.

Joint Venture with World Wide Pin Payment, LLC

On February 1, 2006, the Company entered into an LLC unit purchase agreement to acquire 51 units of member interest in World Wide Pin Payment, LLC (“WPP-TPP LLC”), a Florida limited liability company engaged in the design and development of computer software systems. The Company has also entered into a software license agreement with WPP-TPP LLC for the WPP-TPP LLC Transaction Platform, a complex software application and related systems utilized to complete prepaid gift, loyalty, credit and other payments in point of sale and other transactions. The purchase price for the units and the software license agreement was 3,900,000 shares of Company common stock, as well as an assumption by the Company of the obligations of WPP-TPP LLC to perform under the Agreement of Co-operation with Siemens S.A. The Company common stock shares will be released to WPP-TPP LLC under the terms of Section 11 of the purchase agreement.

Repayment of BOS Acquisition Note Payable

On May 15, 2006, the Company issued 244,755 shares of common stock to B.O.S. Better Online Systems Ltd. (“BOS”), valued at $350,000, as partial repayment of the $1,000,000 note payable to BOS (Note 5).

QUALMAX, INC. AND SUBSIDIARIES

CONSOLIDATED FINANCIAL STATEMENTS
AND INDEPENDENT AUDITORS’ REPORT

DECEMBER 31, 2004

C O N T E N T S

                PAGE

INDEPENDENT AUDITORS’ REPORT                                                                         1

FINANCIAL STATEMENTS:

Consolidated Balance Sheet                                                                  2-3

Consolidated Statement of Income
And Retained Earnings                                                                      4

Consolidated Statement of Cash Flows                                                       5-6

Consolidated Schedule of Selling and
Administrative Expenses                                                                   7

Notes to Financial Statements                                                           8-14

INDEPENDENT AUDITORS’ REPORT

To the Shareholders and Board of Directors
Qualmax, Inc. and Subsidiaries
Eugene, Oregon

We have audited the accompanying consolidated balance sheet of Qualmax, Inc. and Subsidiaries (the “Company”) as of December 31, 2004, and the related consolidated statements of income and retained earnings, cash flows and supplemental schedule of selling and administrative expenses for the year then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion of these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Qualmax, Inc and Subsidiaries, as of December 31, 2004, and the results of their operations and changes in their cash flow for the year then ended, in conformity with accounting principles generally accepted in the United States of America.

Respectfully submitted,

/s/ Ribotsky Levine & Co.
Certified Public Accountants
Miami, Florida
August 13, 2005

QUALMAX, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEET

DECEMBER 31, 2004

ASSETS

CURRENT ASSETS:

Cash	$828,594
Certificate of deposit	101,443
Accounts receivable - net of allowance
for doubtful accounts of $40,930	467,057
Inventory	550,456
Prepaid expenses	47,617
Other	23,099

Total Current Assets	2,018,266

PROPERTY AND EQUIPMENT, net of
accumulated depreciation of $58,790	547,573

OTHER ASSETS:

Deposits	5,000
Escrow	20,000
Related party advances	41,785

Total Other Assets	66,785

TOTAL ASSETS	$2,632,624

Attention is directed to the independent auditors' report and accompanying notes to these consolidated financial statements.

QUALMAX, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEET

DECEMBER 31, 2004

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:

Accounts payable	$623,838
Accrued expenses	125,255
Shareholder loans	59,500
Notes payable, current portion	360,314
Income taxes payable	301,776
Other	2,500

Total Current Liabilities	1,473,183

Notes payable (less current maturities)	191,397
Deferred income taxes	107,402

Total Liabilities	1,771,982

STOCKHOLDERS' EQUITY:

Common stock - no par value: 100 shares authorized;
50 shares issued and outstanding
Retained Earnings	860,642

Total Stockholders' Equity	860,642

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$2,632,624

Attention is directed to the independent auditors' report and accompanying notes to these consolidated financial statements.

QUALMAX, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF INCOME & RETAINED EARNINGS

FOR THE YEAR ENDED DECEMBER 31, 2004

	2004
		% of
	Amount	Revenue

Revenue	$12,749,650	100.0%

Cost of goods sold	10,220,793	80.2%

Gross profit	2,528,857	19.8%

Selling and administrative expenses:
Selling expenses	288,876	2.3%
Depreciation	57,790	0.5%
Administrative expenses	1,110,830	8.7%

Total Selling and Administrative Expenses	1,457,496	11.4%

Income before other income, other expenses	1,071,361	8.4%
and provision for income taxes

Interest income	343	0.0%
Interest expense	(45,708)	0.4%

Income before provision for income taxes	1,025,996	8.0%

Provision for Income taxes	327,512	2.6%
Deferred income tax expense	107,402	0.8%

NET INCOME	591,082	4.6%

Retained earnings - January 1, 2004	269,560

Retained earnings - December 31, 2004	$860,642

Attention is directed to the independent auditors' report and accompanying notes to these consolidated financial statements.

QUALMAX, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF CASH FLOWS

FOR THE YEAR ENDED DECEMBER 31, 2004

NET INCOME	$591,082

Adjustments to reconcile net income to net
cash provided by operating activities:
Depreciation	57,790
Change in assets and liabilities
(Increase) decrease in assets:
Accounts receivable (net)	(276,622)
Certificate of deposit	(1,443)
Inventory	49,375
Other current assets and prepaid expenses	(78,209)
Increase (decrease) in liabilities:
Accounts payable	(5,348)
Accrued expenses	40,600
Other current liabilities	1,484
Income taxes payable	152,255
Deferred income taxes payable	107,402

Net Cash Provided By Operating Activities:	638,366

Cash Flows From Investing Activities:
Purchase of property and equipment	(366,521)
Proceeds from sale of marketable securities	11,364

Net Cash (Used in) Investing Activities:	(355,157)

Cash Flows From Financing Activities:
Proceeds from credit line	200,490
Repayment of shareholder loans	31,890
Proceeds from related party loans	12,552

Net Cash Provided By Financing Activities:	244,932

Net Increase In Cash	528,141

Cash - January 1, 2004	300,453

Cash - December 31, 2004	$828,594

Attention is directed to the independent auditors' report and accompanying notes to these consolidated financial statements.

QUALMAX, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF CASH FLOWS (Continued)

FOR THE YEAR ENDED DECEMBER 31, 2004

Supplemental Disclosure of Cash Flow Information:

Interest	$45,708

Income taxes paid	$122,543

Non-Cash Transactions:

During the year the Company entered into like-kind barter
transactions of inventory items with various suppliers.
totaling approximately $500,000 for the year ended
December 31, 2004.

Pursuant to APB 29 no gain or loss is recognized on
barter transactions of like-kind property.

Attention is directed to the independent auditors' report and accompanying notes to these consolidated financial statements.

QUALMAX, INC. AND SUBSIDIARIES

CONSOLIDATED SCHEDULE OF SELLING AND ADMINISTRATIVE EXPENSES

FOR THE YEAR ENDED DECEMBER 31, 2004

SELLING EXPENSES:

Advertising	$72,610
Travel	61,892
Bad debt	58,982
Commissions	46,220
Engineering	25,261
Entertainment	23,911

Total Selling Expenses	$288,876

ADMINISTRATIVE EXPENSES:

Payroll and related expenses	$610,990
Management fees	162,653
Professional fees	78,263
Office supplies	51,818
Utilities	34,085
Rent	21,076
Bank charges	20,407
Consulting fees	17,094
Insurance	14,594
Dues and subscriptions	12,076
Repairs and maintenance	7,808
Storage	5,335
Auto expense	4,122
Other	70,509

Total Administrative Expenses	$1,110,830

Attention is directed to the independent auditors' report and accompanying notes to these consolidated financial statements.

QUALMAX, INC.  AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2004

NOTE 1 -    ORGANIZATION, CAPITALIZATION AND SUMMARY OF SIGNIFICANT  ACCOUNTING POLICIES

ORGANIZATION AND PRINCIPLES OF CONSOLIDATION

The consolidated financial statements include the accounts of Qualmax, Inc., and its wholly-owned subsidiaries Qualmax Professional Services LLC, Rent IT Telecom, LLC, iNode, Inc. and IP Gear, Inc. (collectively, the Company).

Qualmax, Inc. was incorporated in the state of Florida on February 22, 2001. In November 2003 the Company relocated to Oregon where it recapitalized and reformed as an Oregon corporation. On January 1, 2004, Qualmax Inc. acquired all the outstanding shares of two-affiliated company’s, iNode, Inc. and IP Gear, Inc. through a Sec. 368 Type B share exchange tax free reorganization. In addition, during 2004 Qualmax, Inc. formed and is the sole member of, Qualmax Professional Services LLC and Rent IT Telecom LLC.

The Company is a specialized IT solutions provider focused on the deployment of best of breed VOIP, virtual private networks, turnkey network design, wireless connectivity, equipment leasing, direct call traffic routing and custom billing applications.

All inter-company accounts and transactions have been eliminated in consolidation.

USE OF ESTIMATES

The accompanying consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America. In preparing the financial statements, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities as of the date of the balance sheet and operations for the reporting period. Although these estimates are based on management’s knowledge of current events and actions it may undertake in the future, they may ultimately differ from actual results.

CASH AND CASH EQUIVALENTS

The Company considers all highly liquid investments in debt instruments purchased with original maturities of three months or less to be cash equivalents.

ACCOUNTS RECEIVABLE

The Company provides an allowance for uncollectible accounts based upon a periodic review and analysis of outstanding accounts receivable balances. Uncollectible receivables are charged to the allowance when deemed uncollectible. Recoveries of accounts previously written off are used to credit the allowance account in the periods in which the recoveries are made.

(Continued)

QUALMAX, INC.  AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2004

NOTE 1 -    ORGANIZATION, CAPITALIZATION AND SUMMARY OF SIGNIFICANT  ACCOUNTING POLICIES (Continued)

INVENTORY

Inventory is valued at the lower of cost (first-in first-out) or market. Market represents the lower of replacement cost or net realizable value on inventory (as a whole). Inventories are principally comprised of high tech telephone switching equipment, which facilitates the transfer of electronic data, through Voice Over Internet Protocol (VOIP). Due to rapid technological advancements in the industry inventories may, from time to time, be subject to impairment and even obsolescence. The Company records an allowance for slow moving and obsolete inventory based upon a periodic review and analysis of inventories on hand.

CONCENTRATION OF CREDIT RISK

The Company maintains cash balances at several banks. Balances maintained at each institution are insured by the Federal Deposit Insurance Corporation (FDIC) up to $100,000. From time to time, the Company maintained cash balances in excess of federally insured limits. At December 31, 2004 cash balances in excess of (FDIC) limits totaled $ 617,444.

The Company has three major suppliers that represent approximately $5,000,000 of purchases (50% of purchases) for the year ended December 31, 2004.

LONG-LIVED ASSETS

The Company periodically evaluates whether events and circumstances have occurred that may warrant revision of the estimated useful life of long-lived assets. If and when such factors, events or circumstances indicate possible impairments long lived assets the Company would make an estimate of undiscounted cash flows over the remaining lives of the respective assets in measuring recoverability from future operations.

REVENUE RECOGNITION

Revenue is recognized as earned. Monies received from customers in advance are recorded as customer deposits and classified as other current liabilities.

QUALMAX, INC.  AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2004

NOTE 1 -      ORGANIZATION, CAPITALIZATION AND SUMMARY OF SIGNIFICANT  ACCOUNTING POLICIES (Continued)

PROPERTY AND EQUIPMENT

Property and equipment are recorded at cost. For financial statement purposes depreciation of furniture and equipment is computed using the straight-line method over their estimated useful lives; leasehold improvements are amortized the shorter of their estimated useful life or the term of lease. Expenditures for replacements, maintenance and repairs that do not extend the lives of the respective assets are charged to expense as incurred. When assets are retired, sold or otherwise disposed of, their costs and related accumulated depreciation are removed from the accounts and resulting gains or losses are recognized.

FAIR VALUE OF FINANCIAL INSTRUMENTS

The Company’s financial instruments consist primarily of cash, certificates of deposit, accounts receivable, accounts payable, accrued liabilities, notes and loans payable.

The carrying amounts of financial instruments approximate their respective estimated fair value due to short-term maturities and approximate interest rates of these instruments.

COMPENSATED ABSENCES

The Company does not accrue for compensated absences and recognizes the costs of compensated absences when paid. Accordingly, no liability for such absences has been recorded in the accompanying financial statements. Management believes the effect of this policy is not material to the accompanying financial statements.

INCOME TAXES

The Company accounts for income taxes using SFAS No. 109, “Accounting for Income Taxes,” which requires recognition of deferred tax assets and liabilities for expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred tax assets and liabilities are determined based on the difference between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized.

ADVERTISING COSTS

Advertising costs are expensed as incurred, except for costs associated with items such as brochures and collateral material, and prepaid transactions, which are charged to operations as consumed. Advertising expenses during the year ended December 31, 2004 totaled $72,610.

QUALMAX, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements
December 31, 2004

NOTE 2 -       PROPERTY AND EQUIPMENT

The Company’s property and equipment as of December 31, 2004 consist of the following:

		ESTIMATED
		USEFUL LIFE
		(IN YEARS)

Operating Equipment	$220,360	5
Rental Equipment	212,516	5
Leasehold Improvements	111,281	15
Computer Software	39,864	3
Furniture and fixtures	18,242	5-7
Other	4,100	5
	606,363
Less accumulated depreciation	(58,790)

	$547,573

In order to secure certain notes and a credit line facility the Company collateralized all its furniture, fixtures and equipment.

Depreciation expense totaled $57,790 for the year ended December 31, 2004.

NOTE 3 -       REVOLVING LINE OF CREDIT

The Company entered into a credit agreement with a commercial bank for a revolving line of credit. The credit line allows for borrowings up to $400,000 and bears interest at 3% over the banks prime rate resulting in an annual rate of 8.25%. The credit line is payable monthly through its maturity on November 1, 2005 and is secured by the Company’s accounts receivable, inventory and equipment. As of December 31, 2004, $239,690 of the line was utilized and $160,310 remained available to the Company.

NOTE 4 -       NOTES PAYABLE

The Company entered into a construction note for purposes of funding leasehold improvements with a commercial bank under the U.S. Small Business Administration lending program. The note was executed on December 9, 2003 and provides for borrowings up to $61,000. The note bears interest at 2.5% above the bank’s prime lending rate resulting in an annual rate of 7.75%. The Small Business Administration secures 50% of the outstanding balance and the remainder is collateralized by the Company’s accounts receivable, inventory and equipment. Monthly principal and interest payments of $2,082 are due through its maturity on December 9, 2006.

(Continued)

QUALMAX, INC.  AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2004

NOTE 4 -    NOTES PAYABLE (Continued)

Note payable at December 31, 2004	$46,846
Less: Current Portion	(24,984)

Long-term portion due in 2005	$21,862

The Company executed a $300,000 note on February 5, 2004 for purposes of purchasing equipment to be utilized in the rental segment of the business. The note bears interest at 2.5% above the prime rate currently at 7.75%. The Small Business Administration secures 50% of the outstanding balance and the remainder is secured by the company’s accounts receivable, inventory and equipment. Payments of $9,194.75 are due monthly through August 1, 2007.

Note payable at December 31, 2004	$265,175
Less Current Portion	(95,640)

Long-term	$169,535

Maturities of long-term debt are as follows:

Due 2006	$123,907
Due 2007	67,490

Total	$191,397

NOTE 5 -    DEFERRED INCOME TAXES

Deferred income tax liabilities as of December 31, 2004, consist of the following:

Deferred Federal income tax	$91,292
Deferred State income tax	16,110

Total	$107,402

The deferred income tax liability is primarily the result of depreciation differences between book and tax expense of $268,500 as of December 31, 2004.

(Continued)

QUALMAX, INC.  AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2004
NOTE 5 -    DEFERRED INCOME TAXES (Continued)

The effective tax rate varies from the U.S. Federal statutory rate for the period ended December 31, 2004 principally due to the following:

U.S. statutory rate	34%
State and local taxes	6%
Effective tax rate	40%

NOTE 6 -    RELATED PARTY TRANSACTIONS

During the year, the Company received and advanced interest free funds to/from related parties resulting in a net payable due on demand totaling $17,715 as of December 31, 2004.

The Company entered into a management agreement with a related party. Related party management fees totaled $162,653 for the year ended December 31, 2004.

NOTE 7 -    OBLIGATIONS UNDER OPERATING LEASES

The Company entered into a fifteen (15) year operating lease for its office and sales facilities. The lease provides for monthly rents of $992 through December 2008, at which time, rents systematically increase annually through December 2018 to $1,285 per month. The lease includes various early termination fees through December 2008. Subsequently, the Company exercised an option for additional space, increasing its monthly rent to $1,262.

On October 26, 2004, The Company entered into separate 7 year lease agreement for additional operating facilities which provides for rental obligations of $2,700 monthly and an annual increase of $600 ($50 per month) and pass-through cost provisions.

The future minimum annual rental payments as of December 31, 2004 are as follows:

Year ending December 31:

	2005	$44,304
	2006	44,904
	2007	45,504
	2008	46,104
	2009	46,704
		$227,520

QUALMAX, INC.  AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2004

NOTE 8 -    REGULATORY MATTERS

The telecommunications industry is subject to federal, state and local regulation. Any change in those regulations or enforcement of those regulations could impact the Company’s ability to continue its current operations.

NOTE 9 -    SUBSEQUENT EVENTS AND OTHER MATTERS

Subsequent to December 31, 2004, the Company, as part of its expansion strategy, initiated discussion and pursued preliminary agreements to acquire the assets and/or customer base of other firms in the VOIP and transactional processing business.

On April 20, 2005, the Company entered into a Note with a commercial bank in the principal amount of $2,000,000 which replaced its existing credit line facility with the same lender. The loan matures on May 15, 2006 and bears interest at 3.5% over the banks prime rate resulting in an annual rate of 8.75%. The loan is secured by the Company’s accounts receivable, inventory and equipment.

NEW WORLD BRANDS, INC.
UNAUDITED PRO-FORMA CONDENSED COMBINING BALANCE SHEET
SEPTEMBER 30, 2006

CONTENTS
PAGE

INTRODUCTION TO PRO-FORMA FINANCIAL INFORMATION	1

UNAUDITED COMBINING CONDENSED BALANCE SHEET AS OF SEPTEMBER 30, 2006	2

UNAUDITED COMGINING CONDENSED STATEMENT OF OPERATIONS FOR THE
NINE MONTHS ENDED SEPTEMBER 30, 2006	3

NOTES TO UNAUDITED PRO-FORMA CONDENSED COMBINED FINANCIAL INFORMATION	4

NEW WORLD BRANDS, INC.
UNAUDITED PRO-FORMA CONDENSED COMBINED FINANCIAL INFORMATION

INTRODUCTION TO PRO-FORMA FINANCIAL INFORMATION

The following unaudited pro-forma condensed combined financial information gives effect to New World Brands, Inc.’s acquisition of Qualmax, Inc. (“Qualmax”).

On September 15, 2006, the Registrant, New World Brands, Inc. (“the Company”) completed the acquisition of substantially all of the assets of Qualmax, Inc. through a reverse acquisition. As a result, the Company is no longer in the wine and spirits business, and the business formerly operated by Qualmax is now operated by the Company, meaning that the Company is now a specialized internet protocol communications solutions provider, equipment reseller, manufacturer and research and development company, and voice over internet protocol (“VoIP”) service provider, focused on the deployment of best of breed VoIP networks, virtual private networks, turnkey network design, wireless connectivity, and direct call traffic routing.

The unaudited pro forma condensed combined balance sheet gives effect to the Reverse Acquisition as if it had occurred on January 1, 2006. The unaudited pro forma combined statements of operations for the nine months ended year ended September 30, 2006 gives effect to the Reverse Acquisition as if it had occurred at the beginning of the earliest period presented, which would be from January 1, 2006 through September 30, 2006.

The pro forma condensed combined financial information should be read in conjunction with the Company’s Form 10-KSB for the year ended May 31, 2006, as well as the unaudited Form 10-QSB for the nine months ended September 30, 2006 and the related notes included in this current report on Form 8-K/A.

We are providing the pro forma financial information for illustrative purposes only. The results may have been different had these transactions actually occurred during the periods presented. You should not rely on the unaudited pro forma condensed combined financial information as being indicative of the historical results that would have been achieved had the transactions actually occurred during the period presented or the future results that New World Brands, Inc. will experience.

NEW WORLD BRANDS, INC.
UNAUDITED CONDENSED COMBINING BALANCE SHEET
SEPTEMBER 30, 2006

					See Note X
		New World	Combined	Pro-Forma	Pro-Forma	Pro-Forma
	Qualmax, Inc.	Brands, Inc.	Total	Adjustments	Adjustments	Combined

Assets
Cash	$1,078,944	$-	$1,078,944	$-		$1,078,944
Accounts receivable	1,392,666	-	1,392,666	-		1,392,666
Inventory	1,615,296	-	1,615,296	-		1,615,296
Other current assets	454,982	-	454,982	-		454,982

Total Current Assets	4,541,888	-	4,541,888	-		4,541,888

Long-Term Assets
Fixed Assets	2,396,484	-	2,396,484			2,396,484
Other Assets	3,277,030	2,000,000	5,277,030	(2,000,000)	1	3,277,030

Total Long-Term Assets	5,673,514	2,000,000	7,673,514	(2,000,000)		5,673,514

Total Assets	$10,215,402	$2,000,000	$12,215,402	$(2,000,000)		$10,215,402

Liabilities and Stockholders Equity
Accounts payable and
accrued liabilities	$1,485,441	$-	$1,485,441	$-		$1,485,441
Other current liabilities	1,084,673	-	1,084,673	-		1,084,673

Total Current Liabilities	2,570,114	-	2,570,114	-		2,570,114
-
Long-Term Liabilities
Long term Debt	617,738	-	617,738	-		617,738
Other Long term Liabilities	182,024	-	182,024	-		182,024

Total Long-Term Liabilities	799,762	-	799,762	-		799,762
-
Total Liabilities	3,369,876	-	3,369,876	-		3,369,876

Stockholders' Equity
Common Stock	1,000	442,040	443,040	-		443,040
Preferred Stock	1	-	1	-		1
Paid-in capital	9,303,072	24,196,957	33,500,029	(2,000,000)	1	31,500,029
Deficit in retained earnings	(2,433,704)	(22,638,997)	(25,072,701)	-		(25,072,701)
Translation adjustment	(24,843)	-	(24,843)	-		(24,843)

Total Stockholders' Equity	6,845,526	2,000,000	8,845,526	(2,000,000)		6,845,526

Total Liabilities and
Stockholders' Equity	$10,215,402	$2,000,000	$12,215,402	$(2,000,000)		$10,215,402

NEW WORLD BRANDS, INC.
UNAUDITED CONDENSED COMBINING STATEMENT OF OPERATIONS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2006

	Qualmax, Inc.	New World Brands, Inc.	Combined Total	Pro-Forma Adjustments	See Note 3 Pro-Forma Adjustments	Pro-Forma Combined

Net revenue	$14,941,809	$-	$14,941,809	$-		$14,941,809
Cost of sales	12,945,991	-	12,945,991	-		12,945,991

Gross profit	1,995,818	-	1,995,818	-		1,995,818

Selling, general and administrative	3,458,385	-	3,458,385	-		3,458,385
Depreciation and amortization	1,513,164	-	1,513,164	-		1,513,164
Interest expense	146,894	-	146,894	-		146,894

Net loss from discontinued operations	-	(49,700)	(49,700)	49,700	1	-
Other income	80,476	-	80,476	-		80,476

Net income (loss)	$(3,042,149)	$(49,700)	$(3,091,849)	$49,700		$(3,042,149)

Pro-forma net income per common
share (basic)	44,303,939					44,303,939

Weighted average of pro-forma
shares outstanding (basic)	$(0.07)					$(0.07)

NEW WORLD BRANDS, INC.
NOTES TO UNAUDITED PRO-FORMA CONDENSED COMBINED FINANCIAL INFORMATION

NOTE 1 - BASIS OF PRESENTATION

The accompanying unaudited pro-forma condensed combined financial information has been prepared pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and certain footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted pursuant to such rules and regulations; however, management believes that the disclosures are adequate to make the information presented not misleading.

NOTE 2 - THE REVERSE ACQUISITION

As discussed in our Current Reports on our Form 8-K, filed September 21, August 29, and June 23, 2006 and our most recently filed unaudited Form 10-QSB, filed November 20, 2006, in June 2006, we determined to change our business plan by selling our wine and spirits business for the sum of $500,000 (the “Sale Transaction”), selling 7,500,000 shares of our common stock for $1,500,000 (the “Private Equity Investment”), and acquiring substantially all of the assets of Qualmax in exchange for shares of the Company’s preferred stock (the “Reverse Acquisition”). The Private Equity Investment was consummated on September 14, 2006, and the Sale Transaction and Reverse Acquisition were consummated on September 14 and 15, 2006, respectively.

In furtherance of treating the Sale Transaction and Reverse Acquisition as a reverse acquisition for accounting purposes, the board of directors of the Company and the board of directors of Qualmax (collectively the “Boards”) have agreed that for accounting purposes, the transactions will be treated as a reverse acquisition of Qualmax by the Company, and have since the time of the consummation intended the transaction to ultimately result in a downstream merger of the Company and Qualmax, and, in furtherance thereof, the Boards have each determined that Qualmax will merge into the Company, and in connection therewith, the separate corporate existence of Qualmax shall cease.

Under in accordance with generally accepted accounting principles in the United States of America (“GAAP”), the acquisition of Qualmax has been accounted for as a reverse acquisition and Qualmax has been treated as the acquiring entity for accounting and financial reporting purposes. As such, all future financial statements of the Company will be presented as a continuation of the operations of Qualmax and not the Company.

NOTE 3 - PRO-FORMA ADJUSTMENTS

1.	Reflects the elimination of assets, liabilities, revenues and expenses included in the historical financial statements of the Company that were disposed of prior to the Reverse Acquisition.

NOTE 4 - DISCONTINUED OPERATIONS

All revenues and expenses reported under the column labeled “New World Brands, Inc.” on the accompanying unaudited pro-forma condensed combining statement of operations have been reported as net loss from discontinued operations, since these amounts reflect revenues and expenses from the Company’s former wine and spirits business that was disposed of in the Sale Transaction immediately prior to the Reverse Acquisition.